                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549





                                       FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                          Date of Report: November 21, 1997



                              JACOR COMMUNICATIONS, INC.



                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


      0-12404                                           31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41011

                                    (606) 655-2267

Item 5.     OTHER EVENTS


       Subsequent to June 1, 1997, Jacor Communications, Inc. (the "Company") acquired two new, indirect wholly-owned subsidiaries: Archon Communications, Inc., whose name was subsequently changed to Jacor/Premiere Holding, Inc. ("Archon"), and W.N. Broadcasting Corp., whose name was subsequently changed to Jacor Broadcasting of Youngstown, Inc. ("WN"). Also, the Company created MultiVerse Acquisition Corp. ("MVAC"), an indirect wholly- owned subsidiary of the Company, which acquired substantially all of the assets of Multiverse Networks, L. L. C., Synergy Broadcast Investment Enterprises, L.L.C., Shanahan Broadcasting, Inc. and Worldstar, Inc. in November 1997. Prior to such transaction, MVAC did not have any assets or operations. The financial statements of these three new subsidiaries were not required to be filed pursuant to Item 2 or Item 7 of Form 8-K because none of these acquisitions were significant to the Company. However, as required by the terms of the Company's various indentures relating to its outstanding senior subordinated notes, Archon, WN and MVAC now have become guarantors of such debt. Because audited financial statements for these subsidiary guarantors have not been previously included in the Company's consolidated financial statements, the Company is filing the financial statements included in Item 7 of this Form 8-K so that such financial statements may be incorporated by reference into any registration statements filed by the Company and its subsidiaries pursuant to the Securities Act of 1933, as amended, including without limitation the Company's Registration Statements on Form S-4 (File No. 333-35273) and on Form S-3 (File No. 333-40127 ). Archon, WN and MVAC will be co-registrants to such Registration Statements.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          (i)  Archon Communications, Inc.

               Report of Independent Accountants                                   F-1

               Balance Sheets as of December 31, 1996 and March 31, 1997           F-2

               Statements of Income for the period July 6, 1995 (Date of
               Inception) to December 31, 1995, the year ended December 31,
               1996 and the three months ended March 31, 1997                      F-3

               Statements of Changes in Stockholders' Equity for the period
               July 6, 1995 (Date of Inception) to December 31, 1995, the year
               ended December 31, 1996 and the three months ended March 31, 1997   F-4

               Statements of Cash Flows for the period July 6, 1995 (Date of
               Inception) to December 31, 1995, the year ended December 31,
               1996 and the three months ended March 31, 1997                      F-5


                                          2


               Notes to Financial Statements                                       F-6

          (ii) W.N. Broadcasting Corp.

               Report of Independent Accountants'                                  F-9

               Balance Sheets at December 31, 1996, 1995 and 1994                  F-10

               Statements of Operations and Retained Earnings
               for each of the three years in the period ended
               December 31, 1996                                                   F-12

               Statements of Cash Flows for each of the three years in the
               period ended December 31, 1996                                      F-13

               Notes to Financial Statements                                       F-15

         (iii) MultiVerse Acquisition Corp. (the combined financial statements of MultiVerse Networks, L.L.C., Synergy Broadcast
               Investment Enterprises L.L.C., Shanahan Broadcasting, Inc.
               and WorldStar, Inc.)

               Report of Independent Auditors                                      F-22

               Combined Balance Sheets as of September 28, 1997,
               December 29, 1996 and December 31, 1995                             F-23

               Combined Statements of Income for the nine month period ended
               September 28, 1997, the year ended December 29, 1996 and the
               ten months ended December 31, 1995                                  F-24

               Combined Statements of Shareholders' Equity  for the nine month period ended September 28, 1997, the year ended December 29, 1996
               and the ten months ended December 31, 1995                          F-25

               Combined Statements of Cash Flows for the nine month period ended
               September 28, 1997, the year ended December 29, 1996 and the
               ten months ended December 31, 1995                                  F-26

               Notes to Financial Statements                                       F-27

     (b)  Exhibits

          23.1 Consent of Coopers & Lybrand L.L.P.

          23.2 Consent of William T. Ogden, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            JACOR COMMUNICATIONS, INC.



November 21, 1997           By: /s/ R. Christopher Weber
                                -------------------------------------------
                                R. Christopher Weber, Senior Vice President
                                and Chief Financial Officer

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
Jacor Communications, Inc.

We have audited the accompanying balance sheets of Archon Communications Inc. as of December 31, 1996 and March 31, 1997 and the related statements of income, changes in stockholders' equity and cash flows for the period July 6, 1995 (Date of Inception) to December 31, 1995, the year ended December 31, 1996 and the three months ended March 31, 1997. These financial statements are the responsibility of Archon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Archon Communications, Inc. as of December 31, 1996 and March 31, 1997 and the results of its operations and its cash flows for the period July 6, 1995 (Date of Inception) to December 31, 1995, the year ended December 31, 1996 and the three months ended March 31, 1997, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
November 7, 1997


ARCHON COMMUNICATIONS INC.
BALANCE SHEETS

                                                               December 31,         March 31,
                                                                  1996                1997
                                                             --------------      --------------
ASSETS

Cash and cash equivalents                                   $   12,018,743      $   11,874,204
Investment in Premiere common stock                             15,150,000          19,350,000
Investment in warrants                                           3,656,250           3,656,250
Property and equipment, net                                         47,089              44,723
                                                             --------------      --------------

    Total assets                                            $   30,872,082      $   34,925,177
                                                             --------------      --------------
                                                             --------------      --------------

LIABILITIES

Accrued expenses                                                $   15,430          $   17,576
Deferred income taxes                                            4,142,500           5,762,500
                                                             --------------      --------------

    Total liabilities                                            4,157,930           5,780,076

STOCKHOLDERS' EQUITY

Preferred stock, authorized and unissued                             -                   -
Common Stock, $.01 per share par value; authorized
    20,000 shares, issued and outstanding 10,000 shares                100                 100
Additional paid-in capital                                      20,499,900          20,499,900
Unrealized gain on investments, net                              5,978,275           8,498,275
Retained  earnings                                                 235,877             146,826
                                                             --------------      --------------

         Total stockholders' equity                             26,714,152          29,145,101
                                                             --------------      --------------

         Total liabilities and stockholders' equity         $   30,872,082      $   34,925,177
                                                             --------------      --------------
                                                             --------------      --------------


The accompanying notes are an integral part of the financial statements

ARCHON COMMUNICATIONS INC.
STATEMENTS OF INCOME
FOR THE PERIOD JULY 6, 1995 (DATE OF INCEPTION)
TO DECEMBER 31, 1995, THE YEAR ENDED
DECEMBER 31, 1996 AND THE THREE MONTHS
ENDED MARCH 31, 1997


                                                                    1995                1996                1997
                                                                ------------        ------------        ------------
Investment income                                              $   243,485         $   628,258         $   174,177

Financing commitment income                                        689,325           1,378,650               -

Other income                                                       226,295             232,400               -
                                                               ------------         ------------        ------------

    Total income                                                 1,159,105           2,239,308             174,177

Investment management expenses                                   1,736,690           1,268,346             323,228
                                                               ------------         ------------        ------------

(Loss) income from operations                                     (577,585)            970,962            (149,051)

Income tax expense (benefit)                                      (231,000)            388,500             (60,000)
                                                               ------------         ------------        ------------

Net (loss) income                                             $   (346,585)        $   582,462         $   (89,051)
                                                               ------------         ------------        ------------
                                                               ------------         ------------        ------------


The accompanying notes are an integral part of the financial statements

ARCHON COMMUNICATIONS INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD JULY 6, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995, THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED
MARCH 31, 1997

                                                   Common Stock                          Unrealized     Retained
                                                ---------------------      Additional      Gain on      Earnings
                                                 Shares    Par Value   Paid-In Capital  Investments     (deficit)        Total
                                               ----------  ---------   ---------------  -----------   -----------  ------------
Issuance of Archon
  common stock on July 6, 1995                   10,000     $  100     $  20,499,900             -            -    $20,500,000


Net loss                                              -          -                 -             -    $(346,585)      (346,585)


Unrealized gain on securities
  available for sale, net
  of deferred taxes                                   -          -                 -     4,928,275            -      4,928,275
                                               ----------  ---------   ---------------  -----------   -----------  ------------

Balance at December 31, 1995                     10,000        100        20,499,900     4,928,275     (346,585)    25,081,690


Net income                                            -          -                 -             -      582,462        582,462


Unrealized gain on securities
  available for sale, net
  of deferred taxes                                   -          -                 -     1,050,000            -      1,050,000
                                               ----------  ---------   ---------------  -----------   -----------  ------------

Balance at December 31, 1996                     10,000        100        20,499,900     5,978,275      235,877     26,714,152


Net loss                                              -          -                 -             -      (89,051)       (89,051)



Unrealized gain on securities
  available for sale, net
  of deferred taxes                                   -          -                 -     2,520,000            -      2,520,000
                                               ----------  ---------   ---------------  -----------   -----------  ------------

Balance at March 31, 1997                        10,000     $  100       $20,499,900    $8,498,275     $146,826    $29,145,101
                                               ----------  ---------   ---------------  -----------   -----------  ------------
                                               ----------  ---------   ---------------  -----------   -----------  ------------

The accompanying notes are an integral part of the financial statements

ARCHON COMMUNICATIONS INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD JULY 6, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995, THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED
MARCH 31, 1997

                                                                          1995             1996             1997
                                                                    --------------   --------------   --------------
Cash flow from operating activities:
    Net (loss) income                                                $   (346,585)    $    582,462     $    (89,051)
    Adjustments to reconcile net income
         to net cash provided by operating activities:
         Depreciation                                                       2,261            7,399            2,366
         Financing commitment income                                     (689,325)      (1,378,650)
         Deferred income taxes                                           (231,000)         388,500          (60,000)
         Changes in operating assets and liabilities
              Accrued expenses                                             15,980             (550)           2,146
                                                                    --------------   --------------   --------------

Net cash used in operating activities                                  (1,248,669)        (400,839)        (144,539)
                                                                    --------------   --------------   --------------

Cash flows from investing activities:
         Cash paid for Premiere Common Stock                           (6,775,000)
         Purchase of fixed assets                                         (28,504)         (28,245)
                                                                    --------------   --------------   --------------

Net cash used in investing activities                                  (6,803,504)         (28,245)               -
                                                                    --------------   --------------   --------------

Net cash provided by financing activities:
         Proceeds from issuance of Archon common stock                 20,500,000                -                -
                                                                    --------------   --------------   --------------

Net increase (decrease) in cash and cash equivalents                   12,447,827         (429,084)        (144,539)

Cash and cash equivalents at beginning of year                                  -       12,447,827       12,018,743
                                                                    --------------   --------------   --------------

Cash and cash equivalents at end of year                             $ 12,447,827     $ 12,018,743     $ 11,874,204
                                                                    --------------   --------------   --------------
                                                                    --------------   --------------   --------------


The accompanying notes are an integral part of the financial statements

ARCHON COMMUNICATIONS INC.
NOTES TO FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

    A.  DESCRIPTION OF BUSINESS

    Archon Communications Inc. ("Archon"), a Delaware corporation, was formed on July 6, 1995, primarily to make investments in and provide financial commitments and consulting services to Premiere Radio Networks, Inc. ("Premiere"). Archon has two shareholders, each owning 50% of the outstanding common shares. Two officers of Archon are on the board of directors of Premiere. Investment management expenses of Archon relate primarily to consulting services provided by a shareholder.

    B.   CASH AND CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, Archon considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents recorded in the balance sheets as of March 31, 1997 and December 31, 1996, consist primarily of investment grade commercial paper issued by Ford Motor Credit and General Electric Capital Corp., respectively.

    C.   CONCENTRATIONS OF CREDIT RISK

    Archon's investments in common stock and warrants are solely with Premiere, a publicly traded company.

    D.   PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using accelerated methods.

    E.   MARKETABLE EQUITY SECURITIES

    Archon's investment in Premiere common stock is classified as available for sale and recorded at fair value in the balance sheet. Unrealized gains are recorded as a separate component of stockholders' equity, net of deferred income taxes computed using a tax rate of 40%.

    F.   WARRANTS

    Archon received 1,221,750 Class B warrants valued at $1,588,275 in connection with the purchase of the Premiere common stock. In addition, Archon received 1,060,500 Class A warrants valued at $2,067,975 in exchange for providing financing commitments to Premiere (see Note 2). The warrants were valued by an independent third party and are being carried on the balance sheet at the above amounts.

    G.   DEFERRED INCOME TAXES

    The Deferred income tax liability is primarily related to unrealized gains on the investment in Premiere common stock. Deferred income taxes have also been provided with regard to the financing income recognized by Archon. The financing income relates to Class A warrants Archon received in connection with providing financing commitments to Premiere (see Note
    2). Net operating losses of $346,585 were utilized in 1996 for purposes of computing 1996 income tax expense.

    H.   USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.  INVESTMENT IN PREMIERE COMMON STOCK AND WARRANTS:

    Archon's principal asset is an investment in Premiere common stock and related stock purchase warrants to purchase Premiere common stock. In July 1995, Archon entered into various agreements with Premiere pursuant to which it provided Premiere with standby commitments to purchase up to $10,800,000 of subordinated debentures ("Debentures"); and Archon purchased from Premiere 750,000 shares of common stock along with 1,221,750 Class B warrants for aggregate cash consideration of $4,025,000. In return for providing the commitments, Archon was also guaranteed a minimum of 1,060,500 Class A warrants. The debentures were issuable in units consisting of $1,000 principal amount of Debentures and 150 Class A warrants exercisable at $4.67 per share (an aggregate of up to 1,620,000 Class A warrants were issuable). The debentures were issuable at Premiere's option through October 28, 1996. Premiere did not exercise its rights with respect to the Debentures, however, as required by the agreement with Premiere, Archon received 1,060,500 of the Class A warrants. Archon recorded the value of the Class A warrants at the time the financing commitments were provided, along with an equal amount of deferred income. The deferred income was amortized over the term of the commitment until Premiere terminated its option to issue the Debentures, at which time the remaining deferred income was recognized.

    Additionally in a separate transaction, Archon purchased 450,000 shares of Premiere common stock in July 1995 for an aggregate price of $2,750,000.

3.  SUBSEQUENT EVENT:

    On June 12, 1997, Jacor Communications, Inc. ("Jacor") purchased all of the outstanding shares of Archon common stock for cash consideration of $39,759,907 and 405,809 shares of Jacor common stock.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'



Board of Directors
W. N. Broadcasting Corp.
Niles, Ohio


     We have audited the accompanying balance sheets of W.N. Broadcasting Corp. as of December 31, 1996, 1995 and 1994 and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W. N. Broadcasting Corp. as of December 31, 1996, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ William T. Ogden, Inc.





William T. Ogden, Inc.
September 18, 1997

                                    BALANCE SHEETS

                               W. N. BROADCASTING CORP.


                                        ASSETS


                                                                            December 31
                                                              ----------------------------------------
                                                                 1996           1995           1994
                                                              ----------     ----------     ----------
CURRENT ASSETS
 Cash                                                         $    2,833     $   31,946     $   14,969
 Accounts receivable                                             367,146        308,343        325,103
 Prepaid expenses                                                  6,071          9,135          6,675
 Refundable income taxes                                          32,060         37,360         11,214
                                                              ----------     ----------     ----------
                    TOTAL CURRENT ASSETS                         408,110        386,784        357,961



OTHER ASSETS
 Licenses                                                        530,000        530,000        530,000
 Deferred tax benefit                                              7,000          5,000          5,000
 Deposits                                                            943            943            943
                                                              ----------     ----------     ----------
                                                                 537,943        535,943        535,943

PROPERTY AND EQUIPMENT
 Land                                                             80,000         80,000         80,000
 Building and improvements                                       127,555        127,555        124,238
 Equipment                                                       436,120        428,004        412,455
 Furniture and fixtures                                           43,706         35,886         38,608
 Vehicles                                                         17,347         56,179         52,179
                                                              ----------     ----------     ----------
                                                                 704,728        727,624        707,480
 Less accumulated depreciation                                   495,391        503,085        474,969
                                                              ----------     ----------     ----------
                                                                 209,337        224,539        232,511
                                                              ----------     ----------     ----------
                                                              $1,155,390     $1,147,266     $1,126,415
                                                              ----------     ----------     ----------
                                                              ----------     ----------     ----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL
 PART OF THESE FINANCIAL STATEMENTS.

                    LIABILITIES AND SHAREHOLDERS' EQUITY


                                                               December 31
                                                 ----------------------------------------
                                                    1996           1995           1994
                                                 ----------     ----------     ----------
CURRENT LIABILITIES
 Note payable                                    $   26,070     $   32,701     $   23,026
 Accounts payable                                   109,059         83,450         79,772
 Deferred trade revenue                              35,402         41,406         44,847
 Accrued compensation, payroll taxes and
  withholding taxes                                  71,173         71,739         65,253
 Accrued interest                                     1,632          2,254          --
 Accrued state income taxes                           --             --             2,000
 Accrued taxes other than income                     13,395         12,461         12,227
 Current portion of long-term debt                   94,000         80,000         70,200
                                                 ----------     ----------     ----------
                TOTAL CURRENT LIABILITIES           350,731        324,011        297,325



LONG-TERM DEBT                                      327,784        420,708        494,639

LOANS PAYABLE TO SHAREHOLDERS'                      257,442        259,105        262,700


SHAREHOLDERS' EQUITY
 Common stock, no par value, stated value
  $5 per share:
    Authorized 750 shares
    Issued and outstanding 391 shares                 1,955          1,955          1,955
 Additional paid-in capital                          15,145         15,145         15,145
 Retained earnings                                  202,333        126,342         54,651
                                                 ----------     ----------     ----------
                                                    219,433        143,442         71,751
                                                 ----------     ----------     ----------
                                                 $1,155,390     $1,147,266     $1,126,415
                                                 ----------     ----------     ----------
                                                 ----------     ----------     ----------


                                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                              W. N. BROADCASTING CORP.

                                                      OPERATIONS


                                                                      For the years ended December 31
                                                               ----------------------------------------------
                                                                  1996              1995              1994
                                                               ----------        ----------        ----------
Sales                                                          $2,202,470        $2,137,217        $2,000,631
Other income                                                       37,170            21,360            54,637
                                                               ----------        ----------        ----------
                                                                2,239,640         2,158,577         2,055,268


Costs and expenses:
     Operating expenses                                         2,051,894         1,970,449         1,820,515
     Depreciation                                                  31,138            35,412            43,598
     Interest                                                      51,617            57,025            64,664
                                                               ----------        ----------        ----------
                                                                2,134,649         2,062,886         1,928,777
                                                               ----------        ----------        ----------

                                            INCOME BEFORE
                                            INCOME TAXES          104,991            95,691           126,491

Income taxes                                                       29,000            24,000            14,000
                                                               ----------        ----------        ----------
                                               NET INCOME      $   75,991        $   71,691        $  112,491
                                                               ----------        ----------        ----------
                                                               ----------        ----------        ----------

                                             RETAINED EARNINGS


Balance at beginning of year, as previously reported                                               $   33,255
Prior period adjustment                                                                               (91,095)
                                                                                                   ----------
Balance (deficit) at beginning of year, as restated            $  126,342        $   54,651           (57,840)
Net income                                                         75,991            71,691           112,491
                                                               ----------        ----------        ----------
                                   BALANCE AT END OF YEAR      $  202,333        $  126,342        $   54,651
                                                               ----------        ----------        ----------
                                                               ----------        ----------        ----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL
 PART OF THESE FINANCIAL STATEMENTS.

                                                      STATEMENTS OF CASH FLOWS

                                                       W. N. BROADCASTING CORP


                                                                     For the years ended December 31
                                                                 ---------------------------------------------
                                                                    1996              1995             1994
                                                                 ----------     -------------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                      $   75,991         $  71,691         $112,491
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation                                                      31,138            35,412           43,598
   Bad debts                                                         56,232            55,424           44,606
   Deferred income taxes                                       (     2,000)              --        (    5,000)
                                                                 ----------     -------------       ----------
                                                                    161,361           162,527          195,695
 Changes in operating assets and liabilities:
  Net increase in receivables
   and other current assets                                    (   106,671)        (  67,270)      (   84,663)
  Net increase in accounts payable, deferred revenue
   and accrued expenses                                              19,351             7,211           31,544
                                                                 ----------     -------------       ----------
                          NET CASH PROVIDED BY
                          OPERATING ACTIVITIES                       74,041           102,468          142,576

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                            (    15,936)        (  27,440)      (    3,584)
 Capital lease deposit                                                 --                --        (      943)
                                                                 ----------     -------------       ----------
                          NET CASH USED IN
                          INVESTING ACTIVITIES                 (    15,936)        (  27,440)      (    4,527)

CASH FLOWS FROM FINANCING ACTIVITIES
 (Payments) borrowing on short-term debt                       (     6,631)             9,675      (    4,844)
 Payments on long-term debt                                    (    78,924)       (   64,131)      (   89,778)
 Payments on shareholders' loans                               (     1,663)       (    3,595)      (   31,120)
                                                                 ----------     -------------       ----------
                          NET CASH USED IN
                          FINANCING ACTIVITIES                 (    87,218)       (   58,051)      (  125,742)
                                                                 ----------     -------------       ----------

   NET INCREASE (DECREASE) IN CASH                             (    29,113)            16,977           12,307

Cash at beginning of year                                            31,946            14,969            2,662
                                                                 ----------     -------------       ----------

                          CASH AT END OF YEAR                    $    2,833         $  31,946        $  14,969
                                                                 ----------     -------------       ----------
                                                                 ----------     -------------       ----------


                    STATEMENTS OF CASH FLOWS (CONTINUED)

                           W. N. BROADCASTING CORP.


                      SCHEDULE OF NONCASH INVESTING AND
                           FINANCING TRANSACTIONS



                                                                         For the years ended December 31
                                                                 ---------------------------------------------
                                                                    1996              1995             1994
                                                                 ----------     -------------       ----------
Capital lease incurred for the acquisition
 of equipment                                                    $    --           $    --           $  33,977
                                                                 ----------     -------------       ----------
                                                                 ----------     -------------       ----------














THE ACCOMPANYING NOTES ARE AN INTEGRAL
    PART OF THESE FINANCIAL STATEMENTS.

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description:

    The Company was incorporated in the State of Ohio in 1980, and owns and operates a FM and AM radio station located in the Niles, Ohio area.

 Accounts Receivable:

    Management evaluates the accounts receivable prior to year-end and at that time establishes an allowance for doubtful accounts and expenses uncollectible accounts. Accounts receivable are stated net of an allowance for doubtful accounts in the amount of $25,000 for 1996 and 1995 and $15,000 for 1994.

 Licenses:

    Licenses consisted of the Federal Communication Commission FM and AM licenses. The licenses are recorded at cost.

 Property and Equipment:

    Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method.

 Income Taxes:

    The provision for federal income taxes is calculated on the basis of pretax accounting income. Deferred income taxes have been provided using the liability method on the differences between tax and financial accounting. Principal differences relate primarily to depreciation, allowance for doubtful accounts and accrued vacations. These items are included in financial accounting currently; recognition is deferred for tax reporting purposes.

 Advertising Costs:

    Advertising is charged to expense during the period in which it is incurred. Total advertising costs amount to $100,952 for 1996, $120,111 for 1995 and $121,431 for 1994.

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenues:

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

 Barter Transactions:

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred trade revenue) is recorded. If the advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

 Statement of Cash Flows:

    For purposes of the statement of cash flows, the Company considers all money market funds and highly liquid investments with original maturities of three months or less to be cash equivalents.

 Use of Estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE PAYABLE

 The Company has a revolving line of credit arrangement with its primary bank. Advances on the credit line are payable on demand and bear interest at rate of
15%.  The credit line is collateralized by all corporate assets.

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994

LONG-TERM DEBT

 Long-term debt, including capital leases, consisted of:

                                                                      December 31
                                                     ---------------------------------------------
                                                         1996           1995           1994
                                                      ----------     ----------     ----------
Note payable to bank, bearing interest at prime
 plus .25%, payable in monthly installments of
 $6,082, maturing in February, 2003, collateralized
 by all corporate assets, and a personal guarantees
 of the shareholders'                                   $357,674       $396,894       $427,833

Note payable to bank, bearing interest at prime
 plus .50%, payable in monthly installments $2,678,
 maturing in September, 1998, collateralized by
 all corporate assets and a personal guarantees
 of the shareholders'                                     33,109         60,786         83,655

Note payable to bank, bearing interest at prime
 plus 2%, payable in monthly installments of $260,
 maturing in February, 1997, collateralized by
 accounts receivable and personal property                11,998         13,886         15,149

Note payable to bank, bearing interest at 13.9%,
 payable in monthly installment of $294,
 maturing in July, 1997, collateralized by a
 vehicle                                                   1,713          4,890          7,763

Capital lease, payable in monthly installments of
 $638, maturing in May, 1999, collateralized by
 equipment                                                14,614         19,112         23,324

Capital lease, payable in monthly installments
 of $305, maturing in October, 1997, collateralized
 by equipment                                              2,676          5,140          7,115
                                                        --------       --------       --------
                                                         421,784        500,708        564,839
Less current maturities                                   94,000         80,000         70,200
                                                        --------       --------       --------
                        TOTALS                          $327,784       $420,708       $494,639
                                                        --------       --------       --------
                                                        --------       --------       --------


                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994

LONG-TERM DEBT

    The current maturities of long-term debt as of December 31, 1996 are as follows:
               December 31                                Amount
               -----------                               --------
                  1997                                   $ 94,000
                  1998                                     57,550
                  1999                                     56,850
                  2000                                     60,210
                  2001                                     65,042
                Thereafter                                 88,132
                                                         --------
                                                  TOTAL  $421,784
                                                         --------
                                                         --------

          The total interest paid amounted to $52,239 for 1996, $54,771 for 1995 and $64,664 for 1994.

LOANS PAYABLE TO SHAREHOLDERS

          Loans payable to shareholders consisted of non-interest bearing loans from shareholders with no stipulated repayment terms.

LEASE INCOME

          The Company leases space on their transmitting tower under noncancellable operating leases with terms of three years. After the initial term the leases convert to month to month unless renewed or canceled. The leases mature through May, 2000, and generate $2,155 of lease income per month. Future minimum lease income as of December 31, 1996 are as follows:

               December 31                           Amount
               -----------                          --------
                  1997                              $  8,700
                  1998                                10,200
                  1999                                 4,500
                  2000                                 1,500
                                                    --------
                                           TOTAL     $24,900
                                                    --------
                                                    --------

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994


INCOME TAXES

    Income taxes (benefit) consisted of:
                                                Year Ended December 31
                                       --------------------------------------
                                         1996           1995           1994
                                       --------       --------       --------
    Federal:
     Current                            $31,000        $19,000        $17,000
     Deferred                           ( 2,000)          --          ( 5,000)
                                         29,000         19,000         12,000
         State                             --            5,000          2,000
                                       --------       --------       --------
                             TOTALS     $29,000        $24,000        $14,000
                                       --------       --------       --------
                                       --------       --------       --------

    The amount of federal income tax expense differs from the amount of expense that would result from applying domestic federal statutory rates to pre-tax income from continuing operation primarily due to depreciation and bad debt differences for book and tax and nondeductible expenses.

    The Company's net deferred tax asset consisted of:

                                                    December 31
                                       --------------------------------------
                                         1996           1995           1994
                                       --------       --------       --------
    Deferred tax assets                 $14,000        $15,000        $11,000
    Deferred tax liabilities            ( 7,000)       (10,000)       ( 6,000)
                                        -------        -------        -------
                             TOTALS     $ 7,000        $ 5,000        $ 5,000
                                        -------        -------        -------
                                        -------        -------        -------

    These amounts are presented on the balance sheets as follows:

    Deferred tax benefit:
         Current                         $ --          $  --          $  --
         Long-term                       7,000         5,000           5,000
                                          -----        -------       --------
                             TOTALS$     7,000       $ 5,000         $ 5,000
                                          -----        -------       --------
                                          -----        -------       --------

    Total federal and state income taxes paid amounted to $36,851 for 1996, $52,573 for 1995 and $33,801 for 1994.

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 195 and 1994


LEASES

    The Company leases certain equipment under capital lease agreements which are included in long-term debt. The equipment totaling $34,552 is included in property and equipment on the balance sheet.

    The Company leases real property under a noncancellable operating lease with a term of three years ending January, 2000. The lease is renewable up to six additional successive terms of three years each. The following is a summary of future minimum lease payments under the leases at December 31, 1996:


                                                  Operating         Capital
                             December 31             Leases          Leases
                              -----------         ---------        ---------
                                1997              $10,560          $11,349
                                1998               10,560            7,661
                                1999               10,560            1,613
                                2000                  880              --
                                                  -------           -------
                       Total minimum
                         lease payments           $32,560           20,623
                                                  -------
                                                  -------
                       Less amount
                         representing
                         interest                                    3,333
                                                                     ------
                       Present value of
                         minimum lease
                         payments                                 $ 17,290
                                                                  ---------
                                                                  ---------

PRIOR PERIOD ADJUSTMENT

    Certain errors resulting in an overstatement of accounts receivable and an understatement of accrued liabilities at January 1, 1994 were discovered during the audit of the 1994 financial statements. An adjustment in the amount of $91,095 was required to properly adjust previously reported retained earnings.

                            NOTES TO FINANCIAL STATEMENTS

                               W. N. BROADCASTING CORP.

                           December 31, 1996, 1995 and 1994


SUBSEQUENT EVENTS

    The Company, with the consent of its shareholders, elected as of January 1, 1997 under the Internal Revenue Code to be an S corporation.

    During 1997, the shareholders of Company entered into an agreement to sell 100% of the outstanding shares of the company to a publicly traded corporation. The transaction is subject to final FCC approval.

                            REPORT OF INDEPENDENT AUDITORS

                                    ----------



Shareholders and Board of Directors
    of Shanahan Broadcasting, Inc.,
    Synergy Broadcasting, L.L.C.,
    Worldstar, Inc., and MultiVerse Networks, L.L.C.


We have audited the accompanying combined balance sheet of Synergy Broadcasting, L.L.C., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of September 28, 1997 and the combined balance sheets of Shanahan Broadcasting, Inc., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of December 29, 1996 and December 31, 1995, and the related combined statements of income, shareholders' equity and cash flows for the nine months ended September 28, 1997, the year ended December 29, 1996 and the ten months ended December 31, 1995. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing
standards.  Those standards require that we plan and perform    the audit to
obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and a significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Synergy Broadcasting, L.L.C., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of September 28, 1997 and of Shanahan Broadcasting, Inc., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of December 29, 1996 and December 31, 1995, and the combined results of their operations and their cash flows for the nine months ended September 28, 1997, the year ended December 29, 1996 and the ten months ended December 31, 1995, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.



Los Angeles, California
November 14, 1997

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                               COMBINED BALANCE SHEETS

                                      ----------




                                                            September 28,   December 29,    December 31,
                                                               1997            1996            1995
                                                            -------------   ------------    ------------

                                  A S S E T S:
Current assets:
  Cash and cash equivalents                                $1,749,650        $642,660        $352,424
  Accounts receivable                                       3,894,617       2,399,616       1,168,488
  Prepaid expenses and other assets                           162,877         155,998          27,076
                                                            ---------       ---------       ---------

         Total current assets                               5,807,144       3,198,274       1,547,988

Furniture and equipment, at cost, less accumulated
  depreciation (Note 2)                                       130,587         147,430          47,537
Other assets                                                  110,877          24,747           6,734
Intangible assets                                             479,920         588,235         829,503
                                                            ---------       ---------       ---------

         Total assets                                      $6,528,528      $3,958,686      $2,431,762
                                                            ---------       ---------       ---------
                                                            ---------       ---------       ---------

                     LIABILITIES AND SHAREHOLDERS' EQUITY:


Current liabilities:
  Accounts payable and accrued expenses                      $548,907        $598,209        $186,165
  Deferred subscription revenue                               229,364         416,738         321,953
  Accrued compensation payable                              1,934,701         810,989         198,667
  Pro forma income taxes                                    2,729,602       1,048,921         204,778
  Current portion of loan from stockholder                      -             380,000         353,352
                                                            ---------       ---------       ---------

         Total current liabilities                          5,442,574       3,254,857       1,264,915
                                                            ---------       ---------       ---------
                                                            ---------       ---------       ---------

Commitments and contingencies (Note 3)

Loan from stockholder (Note 6)                                  -             102,547         451,233

Shareholders' equity:
  Shanahan Broadcasting, Inc. common stock, no par value; 2,000 shares authorized, 1,000 issued and outstanding
  Synergy Broadcasting, L.L.C., 100% interest
     authorized and outstanding
  Worldstar, Inc. common stock, no par value; 1,000
     shares authorized, issued and outstanding
  MultiVerse Networks, L.L.C., 100 capital units authorized, issued and outstanding



  Additional paid-in capital                                  651,000         501,000         501,000
  Retained earnings                                           434,954         100,282         214,616
                                                            ---------       ---------       ---------

         Total shareholders' equity                         1,085,954         601,282         715,614
                                                            ---------       ---------       ---------

         Total liabilities and shareholders' equity        $6,528,528      $3,958,686      $2,431,762
                                                            ---------       ---------       ---------
                                                            ---------       ---------       ---------


The accompanying notes are an integral part of these combined financial statements.

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                            COMBINED STATEMENTS OF INCOME

                                      ----------


                                                       Nine Months                   Ten Months
                                                          Ended       Year Ended        Ended
                                                      September 28,  December 29,    December 31,
                                                          1997           1996            1995
                                                      -------------  ------------   -------------
Revenue:
  Gross revenue                                      $16,281,480     $12,056,648     $4,317,926
  Less:  Agency commissions                            2,228,315       1,600,019        605,781
                                                      ----------      ----------      ---------

         Net operating revenue                        14,053,165      10,456,629      3,712,145

Operating expenses:
  Production and programming                           3,677,751       3,865,591        251,178
  Producer fee                                         1,900,121       1,630,168        516,257
  Clearance fee                                          711,225         505,675        261,127
  General and administrative                           3,388,830       2,229,695      2,117,136
                                                      ----------      ----------      ---------

         Total operating expenses                      9,677,927       8,231,129      3,145,698
                                                      ----------      ----------      ---------

         Net operating income                          4,375,238       2,225,500        566,447

Other income and expenses:
  Interest income                                         20,808          22,301          2,701
  Interest expense                                       (22,590)        (54,443)       (53,207)
                                                      ----------      ----------        -------

         Income before provision for
            pro forma income taxes                     4,373,456       2,193,358        515,941

Pro forma income taxes                                 1,749,382         877,343        206,376
                                                       ---------       ---------        -------

         Net income                                   $2,624,074      $1,316,015       $309,565
                                                       ---------       ---------        -------
                                                       ---------       ---------        -------


The accompanying notes are an integral part of these combined financial statements.

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                     COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    For The Nine Months Ended September 28, 1997,
     The Year Ended December 29, 1996 And The Ten Months Ended December 31, 1995

                                      ----------



                                                                       Synergy
                                                                     Broadcasting
                                  Shanahan Broadcasting, Inc.         Investment              Worldstar, Inc.
                                         Common Stock             Enterprises, L.L.C.          Common Stock
                                -----------------------------    --------------------  ---------------------------
                                 Shares Issued                                         Shares Issued
                                      And                                                   And
                                  Outstanding         Amount            Capital         Outstanding        Amount
                                 -------------        ------            -------        -------------       ------
Balance at March 1, 1995             -                   -                                  -

   Stock issuance                  1,000            $100,000                              1,000            $1,000
   Net income
   Dividend/draws
                                   -----             -------            -------           -----             -----

Balance at December 31, 1995       1,000             100,000                              1,000             1,000

   Net income
   Dividend/draws
                                   -----             -------            -------           -----             -----

Balance at December 29, 1996       1,000             100,000                              1,000             1,000

   Issuance of capital                                                  $150,000
   Net income
   Dividend/draws
                                   -----             -------             -------          -----             -----

Balance at September 28, 1997      1,000            $100,000            $150,000          1,000            $1,000
                                   -----             -------             -------          -----             -----
                                   -----             -------             -------          -----             -----


                                      MultiVerse
                                    Networks, L.L.C.
                                    Member Interests           Combined
                                    ----------------  ---------------------------
                                                       Additional
                                                        Paid-In          Retained
                                        Capital         Capital          Earnings
                                        -------       -----------        --------
Balance at March 1, 1995               $400,000        $400,000          ($41,618)

   Stock issuance                                       101,000
   Net income                                                             309,565
   Dividend/draws                                                         (53,333)
                                        -------         -------           -------

Balance at December 31, 1995            400,000         501,000           214,614

   Net income                                                           1,316,015
   Dividend/draws                                                      (1,430,349)
                                        -------         -------         ---------

Balance at December 29, 1996            400,000         501,000           100,282

   Issuance of capital                                  150,000
   Net income                                                           2,624,074
   Dividend/draws                                                      (2,289,402)
                                        -------         -------         ---------

Balance at September 28, 1997          $400,000        $651,000          $434,954
                                        -------         -------           -------
                                        -------         -------           -------


The accompanying notes are an integral part of these combined financial statements.

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                          COMBINED STATEMENTS OF CASH FLOWS

                                     ----------


                                                                       Nine Months                  Ten Months
                                                                          Ended       Year Ended        Ended
                                                                      September 28,  December 29,   December 31,
                                                                          1997           1996           1995
                                                                      -------------  ------------   ------------
Cash flows from operating activities:
  Net income                                                         $2,624,074       $1,316,015       $309,565
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization                                       125,158          269,905        181,964
    Pro forma income taxes                                            1,680,681          844,143        204,778
    Changes in operating assets and liabilities:
      Accounts receivable                                            (1,495,001)      (1,231,128)    (1,133,154)
      Prepaid expenses and other current
         assets                                                          (6,879)        (128,922)       (23,056)
      Other assets                                                      (86,130)         (18,013)        (6,734)
      Deferred subscription revenue                                    (187,374)          94,785        321,953
      Accounts payable and accrued liabilities                        1,074,410        1,024,366        262,453
                                                                      ---------        ---------      ---------

            Net cash provided by operating
               activities                                             3,728,939        2,171,151        117,769

Cash flows used in investing activities:
  Acquisition of furniture and equipment                                  -             (128,528)       (53,028)

Cash flows used in financing activities:
  Note due to stockholder                                                 -                -            208,000
  Capital contributions                                                 150,000            -            101,000
  Distributions paid                                                 (2,289,402)      (1,430,349)       (53,333)
  Repayment of debt                                                    (482,547)        (322,038)      (322,536)
                                                                      ---------        ---------       --------

            Net cash used in
               financing activities                                  (2,621,949)      (1,752,387)       (66,869)
                                                                      ---------        ---------         ------

            Increase (decrease) in cash
               and cash equivalents                                   1,106,990          290,236         (2,128)

Cash and cash equivalents, beginning of period                          642,660          352,424        354,552
                                                                      ---------          -------        -------

Cash and cash equivalents, end of period                             $1,749,650         $642,660       $352,424
                                                                      ---------          -------        -------
                                                                      ---------          -------        -------

Cash paid for:
  Interest                                                              $22,590          $54,443        $53,207
  Income taxes                                                          $18,701          $33,198         $1,539

Noncash activity:
  Notes issued                                                                                       $1,000,000
  Acquisition of a network radio program                                                             $1,000,000




The accompanying notes are an integral part of these combined financial statements.

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                        NOTES TO COMBINED FINANCIAL STATEMENTS

                                      ----------



1.  Summary Of Significant Accounting Policies:

    BASIS OF PRESENTATION

    Shanahan Broadcasting, Inc. ("SBI"), incorporated in March 1995 as an "S" Corporation; Synergy Broadcasting, L.L.C. ("Synergy"), formed in March 1997 as a limited liability company; and Worldstar, Inc. ("Worldstar"); incorporated in October 1995 as a "C" Corporation, are independent creators, producers and distributors of a network radio program and distributors of related merchandising rights. SBI and Synergy derive a substantial portion of their revenues from the sale of commercial radio broadcast time to national advertisers. MultiVerse Networks, L.L.C. ("MultiVerse"), formed in December 1994 as a limited liability company, is an independent sales representation company which earns commissions for the sale of commercial radio broadcast time which it sells on behalf of third-party network radio programmers pursuant to exclusive agreements. MultiVerse also represents SBI and Synergy with respect to the network radio advertising sales of their program. Each of SBI, Synergy, Worldstar and MultiVerse are owned or controlled, either directly or indirectly, by entities that are owned or controlled by one individual. Collectively, SBI, Synergy, Worldstar and MultiVerse are referred to as the "Companies".

    The combined financial statements have been prepared since inception of SBI and include the accounts of SBI, Synergy, Worldstar and MultiVerse for nine months ended September 28, 1997. For the year ended December 29, 1996 and ten months ended December 31, 1995, combined financial statements include the accounts of SBI, Worldstar and MultiVerse. All material intercompany transactions and accounts have been eliminated in the combined financial statements.

    REVENUE RECOGNITION

    Revenue from the sale to advertisers of commercial broadcast time obtained in exchange for radio programs is recognized when the commercials are broadcast. Merchandising revenues are recognized when the merchandise is shipped. Subscription revenues are recorded as deferred revenue and recognized on a straight-line basis over the term of the underlying subscriptions.



Continued

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                  NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                      ----------

1.  Summary Of Significant Accounting Policies, Continued:

    REVENUE RECOGNITION, Continued

    Substantially all of the Companies' accounts receivable are from advertising agencies that purchase commercial broadcast time from the Companies on behalf of national advertisers. The Companies generally do not require collateral from their customers. Concentrations of credit risk associated with accounts receivable are limited due to the large number of customers comprising the Companies' customer base.

    PRODUCTION AND PROGRAMMING COSTS

    Production and programming costs are expensed in the period in which they occur. The Companies do not capitalize costs associated with production and distribution of internally developed programs, as the estimated future revenues from the programs are considered immaterial. Costs related to programs not broadcast as of the balance sheet dates are insignificant.

    ADVERTISING COSTS

    Advertising costs are expensed in the period in which they occur. General and administrative expenses include advertising costs of $91,632, $53,759 and $40,277 in 1997, 1996 and 1995, respectively.

    CASH AND CASH EQUIVALENTS

    The Companies consider all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost and are depreciated under the straight-line method over a period of 5 years representing the estimated useful lives of the related assets.


Continued

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                  NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


1.  Summary Of Significant Accounting Policies, Continued:

    PRO FORMA INCOME TAXES

    The combined financial statements consist of two corporate entities. Therefore, pro forma income taxes have been provided on the "separate-return" basis as if all entities had filed corporate income tax returns. Pro forma income taxes have been calculated at the estimated effective rate of 40% on the pre-tax profits for the periods.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    INTANGIBLE ASSETS

    Intangible assets are stated at cost and consist of a network radio program purchased by SBI in March 1995 for $1,000,000 from Shanahan Marketing International, which is owned by the controlling shareholder of the Companies. Upon inception of Synergy in March 1997, SBI contributed the acquired network radio program in consideration of a 59%-interest in Synergy.

    The network radio program is being amortized using the straight-line method over the duration of the related program's rights, which originally was for 51 months, and in March 1997 was extended for seven additional years.


Continued

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                  NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


2.  Furniture And Equipment:

    Furniture and equipment at September 28, 1997 and December 29, 1996 and December 31, 1995 consist of the following:

                                             1997         1996         1995
                                         -------------    ----         ----

    Furniture and equipment               $163,828     $181,556     $53,028

    Less:  Accumulated depreciation        (33,241)     (34,126)     (5,491)
                                          --------     --------     -------
                                          $130,587     $147,430     $47,537
                                          --------     --------     -------
                                          --------     --------     -------

3.   Commitments And Contingencies:

     The Companies lease space for their office and studio facilities under operating leases and also have an agreement with an individual pursuant to which the individual participates in certain net profits of the Companies' radio program, as defined, and receives additional compensation per annum, expiring at various dates through November 30, 2004. Renewal
     options are available on certain of these leases.   Future minimum lease
     payments under noncancellable operating leases and the employment agreement at September 28, 1997, are as follows:


          Three months ending December 31, 1997             $  182,368
          Year ending December 31, 1998                        730,772
          Year ending December 31, 1999                        728,663
          Year ending December 31, 2000                        673,553
          Year ending December 31, 2001                        625,566
          Year ending December 31, 2002                        500,000
          Thereafter                                         1,000,000
                                                            ----------
                                                            $4,440,922
                                                            ----------
                                                            ----------


     Rental expense under operating leases was $49,016, $107,091 and $53,300 during the nine months ended September 28, 1997, the year ended
     December 29, 1996 and the ten months ended December 31, 1995, respectively.



Continued

                             SHANAHAN BROADCASTING, INC.,
                            SYNERGY BROADCASTING, L.L.C.,
                   WORLDSTAR, INC. AND MULTIVERSE NETWORKS, L.L.C.

                  NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                     -----------


4.   Retirement Plans:

     SBI, Synergy and Worldstar provide for retirement through a joint qualified 401(k) savings and retirement plan. This plan covers all eligible employees who have completed six months of service on January 1 or July 1 of any given year. All eligible employees may contribute from 1% to 15% of their annual compensation on a pre-tax basis. SBI, Synergy and Worldstar make matching contributions after the third year of service or earlier at their option. No contributions were made by SBI, Synergy or Worldstar during the reporting period.

     MultiVerse does not offer a retirement plan.


5.   Sale Of Assets:

     Effective October 1997, the Companies sold substantially all of their assets, excluding cash and cash equivalents and certain accounts receivable, to a wholly owned subsidiary of Premiere Radio Networks, Inc. for $71,500,000 in cash.


6.   Related Parties:

     Transactions with related parties of common ownership and control were as follows:

     a.   Sales to Gateway Educational Products, Ltd. during 1995 were $24,224.

     b. Purchases from Shanahan Broadcast Investment Services, Inc. for the period ended September 28, 1997 were $144,122, of which $21,500 is included in accounts payable.

     c. A loan was payable to the controlling shareholder resulting from the acquisition of the rights to its network radio program (Note 1). The loan was paid in full at September 28, 1997, and bore interest at the rate of 9% per annum. Interest expense was $22,590, $54,443, and $53,207, for the periods ended September 28, 1997, December 29, 1996, and December 31, 1995, respectively.